Exhibit 99.2

Alberton Acquisition Corporation Announced Revised Contribution in connection with the Extension and Issuance of a Promissory Note under a Non-Binding Letter of Intent

New York, April 20, 2020 --Alberton Acquisition Corporation (NASDAQ: ALAC, the “Company”) today announced that in light of the upcoming special shareholder meeting to be held on April 23, 2020, if the shareholders approves to extend the date by which the Company must complete its initial business combination from April 27, 2020 to October 26, 2020 or such earlier date as determined by the board (the “Extension”), for aggregate public shares that are not redeemed by the public shareholders in connection with the Extension (collectively, the “Remaining Shares”, each, a “Remaining Share”), for each monthly period, or portion thereof, that is needed by the Company to complete an initial business combination, it will deposit $60,000 per month during the Extension into the trust account as additional interest on the proceeds in the trust account Extension (the “Cash Contribution”). The deposit of first two months’ contribution of $120,000 will be made within 7 business days of April 27, 2020 and deposit of each subsequent month’s contribution of $60,000 will be made within 7 business days of 27th day of such month.

In addition to the Cash Contribution, at the earlier date (the “Issuance Date”) of the consummation of its initial business combination and the expiry of the Extension, the Company will issue a dividend of one warrant to purchase one-half of one ordinary share for each Remaining Share. Each such warrant will be identical to the warrants included in the units sold in the Company’s initial public offering (the “Dividend”, collectively with the Cash Contribution, the “Revised Contribution”). The Revised Contribution replaces the $0.02 per public share per month (the “Original Contribution”) that was previously disclosed in the Company’s definitive proxy statement filed and mailed to shareholders in connection with the Extension on or about March 31, 2020.

Furthermore, on April 17,2020, the Company issued a promissory note (the “Note”) to Qingdao Zhongxin Huirong Distressed Asset Disposal Co., Ltd, its registered assignee or successor in interest (“AMC Sino”) in connection with a non-binding letter of intent (“LOI”) to consummate a business combination with Zhongxin AmcAsset Limited (“AmcAsset”), an affiliate of AMC Sino. The principal amount of the note is $500,000 to be paid in installments according to the needs of the Company with the first payment of no less than $100,000 to be made within one business day after the execution of the Note.

Guan Wang, Chairman and CEO of the Company stated, “we are very excited about this important step forward in our search of suitable targets. AmcAsset has demonstrated strong interest and capability in cooperating with us to consummate a qualified business combination. We intend to deposit the proceeds of the Note into the trust account as the Cash Contribution for public shareholders and I personally will contribute to the Company as a loan for remaining balance, if any. We hope to come back soon with more updates on the progress of our work in this regard.”

Notwithstanding the issuance of the Note and the non-binding LOI, the Company has not entered into any definitive agreements, for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

About ALAC

ALAC is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. ALAC’s efforts to identify a target business have not been limited to a particular industry or geographic region.

About AmcAsset

AmcAsset is a transnational distressed asset management company with foothold in the U.S. and China and undergoing global expansion. AmcAsset is a British Virgin Island company holding 100% equity interest of Quest Mark Capital Inc., a California corporation located in Los Angeles, and Qingdao Zhongbiao Distressed Asset Disposal Co., Ltd, a Chinese entity and an affiliate of AMC Sino.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect ALAC management's current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of ALAC’s Form 10-K, its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, ALAC disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contacts

Alberton Acquisition Corp.

Kevin Liu

Email: kevinliu@albertoncorp.com